Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-101410), Registration Statement (Form S-3 No. 333-87560), Registration Statement (Form S-3 No. 333-64615) and Registration Statement (Form S-8 No. 333-64607) of our report dated January 23, 2004 with respect to the consolidated financial statements and schedule of American Land Lease, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst &Young LLP

Denver, Colorado

March 8, 2004